                                                                   Exhibit 10.15

                                 FIRST AMENDMENT

This First Amendment is entered and made as of November 24, 1999 (the "Amendment") as an amendment to the Service Agreement dated as of November 11, 1997, by and between US Airways, Inc. ("US Airways") and MESA AIRLINES, INC. ("MesaJet") (the "Agreement").

                                   WITNESSETH:

WHEREAS,  US Airways and MesaJet have entered in the Agreement; and

WHEREAS, on or about the 15th day of June, 1999, US Airways and MesaJet entered into a Memorandum of Understanding relating to the amendment of the Agreement in certain respects; and

WHEREAS, US Airways and MesaJet desire to amend certain provisions of the Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, US Airways and MesaJet hereby agree as follows:

      1. Exhibit 2.1 of the Agreement is hereby amended by adding the following to the list of operational aircraft set forth therein:


       Date                                   Number of Operational Aircraft
       ----                                   ------------------------------
       April                 1999                          *
       May                   1999                          *
       September             1999                          *
       April                 2000                          *
       April                 2000                          *
       April                 2000                          *
       June                  2000                          *
       July                  2000                          *
       August                2000                          *
       September             2000                          *
       September             2000                          *
       October               2000                          *
       November              2000                          *
       December              2000                          *
       January               2000                          *
       February              2001                          *

      US Airways acknowledges that changes in the delivery schedule may arise due to circumstances beyond MesaJet's control, including, without limitation, manufacturing delays, FAA or other regulatory delays or other operational delays. MesaJet will make every reasonable effort to provide as much advance notice to US Airways of such a change in the delivery schedule as set forth in Exhibit 2.1. Under no circumstances will MesaJet be liable to US Airways in any manner whatsoever for damages claimed by US Airways or claims made against US Airways, resulting from a change in the delivery schedule set forth in this Exhibit 2.1 when delays are beyond MesaJet's reasonable control.

2. A new subsection 2.1(a) is hereby added to the Agreement as follows: "(a) The in-service target date for Aircraft deliveries * in paragraph 1 of this First Amendment will be on or about the 15th day of the month indicated therein. Notwithstanding the preceding sentence, in the event there are two or more deliveries in a given month, the in-service date for the second aircraft will be on or about the 21st day of the month and the in-service date for the third aircraft will be on or about the 30th day of the month. MesaJet will inform US Airways of the exact in-service dates for each month ninety (90) days prior to first day of the in-service month indicated."

3.    A new subsection 2.1(b) is hereby added to the Agreement as follows:
      "Notwithstanding the listing of aircraft numbered * in Schedule 2.1, attached hereto and made a part hereof, such aircraft will only be accepted by US Airways to the extent that fleet growth in the US Airways mainline jet network allows greater than thirty-five (35) regional jets to be operated with the US Airways code pursuant to its labor agreement scope clause. However, if fleet growth in the US Airways mainline jet network does not reach a level to allow greater than thirty-five (35) regional jets to be operated with the US Airways code, and provided that US Airways gives at least three months written notice, MesaJet will not be obligated to provide, and US Airways will not be obligated to accept the additional Aircraft numbered *."

4. New subsections 2.2(a), (b), and (c) are added to the Agreement as follows:

      "(a) With the exception of Aircraft Numbered * listed in paragraph number 1 of this First Amendment, the additional Aircraft referenced in that paragraph will be a different model from the current regional jets MesaJet operates as US Airways Express under the Agreement. The additional Aircraft are * aircraft. US Airways hereby allows MesaJet to swap regional
      * currently in service with US Airways under the Agreement into *, as long as the total number of regional jets MesaJet has in service with US Airways is not reduced as a result of such aircraft swap.

      (b) MesaJet will have the right to perform such aircraft swaps referenced in subsection 2.2 (a), above, upon no less than ninety (90) days notice prior to the first day of the month such swap is contemplated to occur. At such time US Airways and MesaJet will jointly restructure the MesaJet regional jet schedule to accomplish such swap in a manner to minimize any adverse impact on aircraft utilization and on US Airways passengers.

      (c) US Airways will provide reasonable assistance to MesaJet in meeting the FAA requirements necessary to add the new * onto the MesaJet operating certificate. US Airways will provide a single point of contact US Airways employee to coordinate efforts within US Airways and interface with MesaJet on the new * aircraft, including training and proving run requirements associated with the addition of such aircraft."

      5. Section 2.7 is hereby amended by deleting the word "thirteenth" in the ninth line of that Section, substituting the word "seventeenth" in lieu thereof, and inserting the parenthetical "(a "Spare Aircraft")" after the word "aircraft" near the end of that line.

6.    A new section 2.9 is hereby added to the Agreement as follows:

      "2.9 US Airways and MesaJet will cooperate to develop ways to reduce damage to Aircraft caused by impacts from ramp equipment, such as jet bridges, baggage carts,

      GPU and air conditioning carts and deicing equipment operated by US Airways personnel."

7. A new section 2.10 is hereby added to the Agreement as follows: "2.10 US Airways will coordinate schedule planning with MesaJet to minimize flight crew and maintenance costs, subject to meeting US Airways reasonable marketing objectives."

8. A new subsection 5.2(a) is hereby added to the Agreement as follows: "(a) Notwithstanding the RJ Model referenced in section 5.1 above, US Airways will adjust the reimbursement for * according to the following:

      (i)   *.

      (ii) Effective as of April 1. 1999, to the extent MesaJet operates greater than * Aircraft under this Agreement, US Airways will * per Aircraft than the monthly ownership costs contained in the RJ Model. In addition, such ownership costs will be subject to adjustments due to changes in interest rates incurred in financing such Aircraft. Such adjustments due to changes in interest rates will be in accordance with the table attached hereto as Appendix A.

      (iii) The interest rate referenced in subsection 5.2 (a) (ii) above, is primarily predicted upon the * providing the debt financing economically necessary for support of the *. In the event * fails to provide such debt for a given Aircraft, then (a) MesaJet's obligation to supply and US Airways obligation to accept such additional Aircraft is suspended, and (b) US Airways and MesaJet will cooperated to obtain alternative financing from * at a rate acceptable to both Parties.

      (iv) US Airways will increase reimbursement for MesaJet Crew costs by *. Such adjustment will be amended by mutual agreement of the Parties at the end of the sixth month following the execution of this Amendment, and every six months thereafter, based on increases and decreases in MesaJet's actual flight training costs (excluding pilot salaries)."

     9. Sections 5.4 and 5.5 of the Agreement are hereby deleted in their entirety and US Airways hereby * and will eliminate the * from the date hereof and throughout the remainder of the term of the Agreement. US Airways will reimburse MesaJet the full amount withheld for services provided during 1999.

      10. Section 7.1 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "7.1 This Agreement is effective as of the date and year first written above, and services provided hereunder will continue, without interruption for a period * from the in-service date of the first *, unless it is terminated on an earlier date pursuant to the provisions of this Article 7. US Airways will have the right to extend the term on each Aircraft by *."

      11. Section 7.4 of the Agreement is hereby deleted in its entirety.

      12. Section 8.1 of the Agreement is hereby amended by changing "*" and "*" in line one to "*" and "*", respectively.

      13. Section 8.2 of the Agreement is hereby amended by changing "arrival" in line one to "*".

      14. A new subsection 8.3 is hereby added to the Agreement as follows:

"8.3 In the event that an aircraft used by MesaJet to perform services called for in this Agreement is damaged during the execution of agreed to ground support functions set forth in Section 4.3 of the Agreement by a US Airways employee, or an individual contracted by US Airways to perform such ground support services, and such damage is sustained while the aircraft is parked or being pushed or towed by said employee or contract individual, and such damage occurs while the aircraft is not being operated by a MesaJet employee or individual contracted by MesaJet to perform services for MesaJet, then the calculations contained in this Article 8 will be modified as follows:

            The number of scheduled flights for the month will be reduced by *. This modification to the calculation of performance will only be applied if US Airways is notified in writing within one business day of the date on which such damage occurs of: i) the time, place and circumstances surrounding the damage; ii) the expected flight adjustments/cancellations made or required due to the out of service aircraft and; iii) the estimated return to service date of the damaged aircraft.

            15. A new subsection 8.4 is hereby added to the Agreement as follows:

"8.4 Both parties agree that attrition of pilots is a normal part of the planning and execution of a regional jet operation. Further both parties understand that from time to time, the pilot hiring at US Airways may be greater than expected and that the increase in US Airways hiring may affect the attrition rate of active Mesa pilots. Since a higher than expected attrition rate may affect MesaJet's operating performance, the parties agree that in the event that the following conditions exist, then the calculations contained in this Article 8 will be modified as set forth below:

      (a)   Triggering Event:

      If within a given month, US Airways hires an extraordinary number of active Mesa pilots, as defined below, then the calculations contained in this Article 8 will be modified. For use within this section the following definitions will apply:

                  1. The act of hiring an Mesa pilot will be defined as the successful completion by an active Mesa pilot of the total US Airways pilot employment process up to and including the sign-on process and the attendance at the first day of training.

                  2. (a) The number of active Mesa pilots hired by US Airways will be deemed to be extraordinary if: i.) Mesa's pilot attrition rate to all certified non-Mesa carriers for any given month increases * over the average attrition rate for the preceding six months; ii)US Airways' hiring of Mesa pilots in any given month exceeds by * the average number of Mesa pilots hired in the preceding six months, and iii) the actual number of Mesa pilots hired as a result of the * increase in Mesa's pilot attrition rate referenced in 2(a)(i) above.

    (b) Subsequent to the occurrence of a triggering event, as defined in
    Section 8.4 (a), above, Mesa's attrition rate for any given month shall be calculated using the attrition rate for the month immediately preceding the triggering event. Such attrition rate shall remain Mesa's average attrition rate for the preceding * months, for purposes of the next two subsequent monthly calculations of Mesa's pilot attrition rate, or until the actual number of Mesa pilots hired by US Airways in a given month returns to or falls below the actual number for the month immediately preceding the triggering event.

    3. An active Mesa pilot will be defined as any Mesa pilot who is currently a certified Captain or First Officer.

16. A new subsection 8.5 is hereby added to the Agreement as follows:

    "8.5 Modification of the Article 8 Calculations

    Once it has been mutually agreed that a triggering event, as described in
Section 8.4 (a), above, has occurred, then the monthly calculations in this
Article 8 will be modified for the month of the triggering event and the next month in the following manner:

(a) The number of scheduled flights that is used to calculate the completion performance measures will be reduced *. The number of normally experienced flight crew cancellations will be determined by *.

(b) The number of scheduled flights that is used to calculate the arrival performance measures will be reduced by *. The number of normally experienced flight crew arrival delays will be determined by *."

17.   A new section 12.3 is hereby added to the Agreement as follows;

      "12.3 US Airways will have the right of first refusal on * groups of * supplemental Aircraft * that MesaJet has on firm order (the "Conditional Aircraft"). Such rights of first refusal will expire *. The delivery dates of such Conditional Aircraft are set forth below.

                          Aircraft Number         Delivery Date
                          ---------------         -------------
        Block One                 *               May              *
                                  *               September        *
                                  *               November         *
                                  *               December         *
                                  *               April            *
                                  *               May              *
                                  *               June             *
                                  *               June             *


      (a) In the event US Airways exercises its right to one or more of the Conditional Aircraft, then within one year of such exercise, the Parties will work together to determine whether and if so, which Conditional Aircraft will be considered as a second Spare Aircraft. Such determination will be based upon completion and on-time statistics of the fleet. Either Party will have the right to determine whether a second Spare Aircraft is necessary after the delivery of the first Conditional Aircraft. The Parties will mutually agree on the timing of the introduction of the second Spare Aircraft.

18.   A new subsection 12.4 is hereby added to the Agreement as follows:

      "12.4 MesaJet has additional aircraft on option order at a rate * Section 12.3, above ("Option Aircraft"). MesaJet's rights to the Option Aircraft are *. US Airways may, by giving written notice one month prior to the Notice Period to MesaJet, direct MesaJet to increase the number of Aircraft ordered beyond *. In the event Us Airways foregoes exercising greater than * consecutive blocks of Option Aircraft, then US Airways will forego rights to *. In the event US Airways directs MesaJet to increase the number of Aircraft ordered beyond *, such Option Aircraft will be delivered to US Airways in accordance with the schedule attached hereto as Exhibit B. The schedule set forth in Exhibit B is indicative only and is subject to change. However, MesaJet will use all reasonable efforts to adhere to said schedule *."

Except as reflected above, the Agreement remains unchanged in all other respects. Upon its execution, this First Amendment, together with the Agreement, will be the complete and binding understanding of the Parties with respect to the terms and conditions of the Agreement, as amended by the terms set forth herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MESA AIRLINES, INC.                                  US AIRWAYS, INC.

/S/ William P. Kostel                             /S/ Thomas M. Hanley
---------------------                          ---------------------------------
By:                                            By:      Thomas M. Hanley
Title:   Vice President - Planning             Title:   Vice President
                                                        US Airways Express

                                   Appendix A
                   OWNERSHIP REIMBURSEMENT ADJUSTMENT SCHEDULE


             Reference Interest            Ownership
             RATE (%)                      Adjustment
             --------                      ----------
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *
             *                               *



*Where Reference Interest Rate is: Five Year LIBOR as published on Reuters Service under code USD5YDHBEL

                                   APPENDIX B
                            OPTION AIRCRAFT SCHEDULE

Option                                             Option Notice
Number   Aircraft Number   Delivery Month-Year      Month-Year
------   ---------------   -------------------      ----------
*        Aircraft #*       July *                    December *
*        Aircraft #*       August *                  December *
*        Aircraft #*       September *               December *
*        Aircraft #*       October *                 December *
*        Aircraft #*       November *                December *
*        Aircraft #*       January *                 May *
*        Aircraft #*       February *                May *
*        Aircraft #*       March *                   May *
*        Aircraft #*       April *                   May *
*        Aircraft #*       June *                    October *
*        Aircraft #*       August *                  October *
*        Aircraft #*       September *               October *
*        Aircraft #*       October *                 March *
*        Aircraft #*       November *                March *
*        Aircraft #*       December *                March *
*        Aircraft #*       January *                 March *
*        Aircraft #*       March *                   August *
*        Aircraft #*       April *                   August *
*        Aircraft #*       May *                     August *
*        Aircraft #*       June *                    August *